SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2008, Charter announced that approximately $338 million aggregate principal amount of 10.25% Senior Notes due 2010 (the “Old Notes”) issued by its indirect subsidiaries, CCH II, LLC and CCH II Capital Corp (collectively, “CCH II”) had been validly tendered in exchange for additional CCH II 10.25% Senior Notes due 2013 (the “New Notes”).  Based on the “modified Dutch auction” process used in the offer exchange, the clearing exchange ratio was $1,077.50 principal amount of New Notes per $1,000 principal amount of Old Notes. Accordingly, on July 2, 2008, approximately $364 million in principal amount of New Notes were issued to holders whose Old Notes were accepted for exchange.

The New Notes were issued pursuant to a supplemental indenture dated as of July 2, 2008 (the “Supplemental Indenture”), to the indenture dated as of September 14, 2006 (the “Indenture”), among CCH II, Charter Communications Holdings, LLC (“Charter Holdings”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The New Notes are senior unsecured obligations of CCH II and rank pari passu to all of CCH II’s existing and future unsecured senior indebtedness.  Charter Holdings has guaranteed the New Notes on a senior unsecured basis.

The New Notes will mature on October 1, 2013 and bear interest at 10.25% per annum, payable on April 1 and October 1 of each year.  The New Notes are redeemable at CCH II’s option on or after October 1, 2010 at various redemption prices beginning at 105.125% in 2010 and declining to par in 2012.  In addition, prior to October 1, 2009, CCH II may redeem up to 35% of the New Notes from the proceeds of certain equity offerings at a specified redemption price.

Except as superseded by the Supplemental Indenture, the New Notes are governed by the provisions of the Indenture.  The information in Item 1.01 of the Form 8-K filed by Charter on September 13, 2006 (Commission File No. 000-27927), describing the terms of the Indenture is hereby incorporated by reference to this Item 1.01.

The Supplemental Indenture is attached as Exhibit 10.1.

In connection with the issuance of the New Notes, Charter Holdings and CCH II entered into an exchange offer and registration rights agreement dated July 2, 2008 (the “Registration Rights Agreement”), with Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of holders of the New Notes.  Pursuant to the Registration Rights Agreement, if the restrictive legend on the New Notes has not been removed and the New Notes are not freely tradable as of the 370th day after the date of the initial issuance of the New Notes, Charter Holdings and CCH II agreed to, at their expense, use their reasonable best efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered exchange offer (the “Exchange Offer”) to exchange the New Notes for notes with terms substantially identical in all material respects with the New Notes, to cause the Exchange Offer Registration Statement to be declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to consummate the Exchange Offer.

The Registration Rights Agreement is attached as Exhibit 10.2.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

ITEM 8.01 OTHER EVENTS.

The press release announcing the results of the offer is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Items 1.01 and 8.01:

Exhibit Number	Description

10.1*
First Supplemental Indenture dated as of July 2, 2008, among CCH II, LLC, CCH II Capital  Corp., Charter Communications Holdings, LLC, and The Bank of New York Mellon Trust Company, N.A., for CCH II 10.25% Senior Notes due 2013.

10.2*	Exchange and Registration Rights Agreement dated as of July 2, 2008 for the issuance of CCH II 10.25% Senior Notes due 2013.
99.1*	Press Release dated June 30, 2008.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: July 3, 2008

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*
First Supplemental Indenture dated as of July 2, 2008, among CCH II, LLC, CCH II Capital  Corp., Charter Communications Holdings, LLC, and The Bank of New York Mellon Trust Company, N.A., for CCH II 10.25% Senior Notes due 2013.

10.2*	Exchange and Registration Rights Agreement dated as of July 2, 2008 for the issuance of CCH II 10.25% Senior Notes due 2013.
99.1*	Press Release dated June 30, 2008.

* filed herewith